Exhibit 10.26

SECOND AMENDMENT
TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Second Amendment”) is made as of the 13th date of November 2013 by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), Albany Molecular Research, Inc., a Delaware corporation (“AMRI” or the “Administrative Borrower”), AMRI Rensselaer, Inc., a Delaware corporation (“AMRI Rensselaer”), AMRI Burlington, Inc., a Massachusetts corporation (“AMRI Burlington”), and AMRI Bothell Research Center, Inc., a Delaware corporation (“AMRI Bothell” and together with AMRI, AMRI Rensselaer and AMRI Burlington, each a “Borrower” and collectively, the “Borrowers”).

WITNESSETH:

WHEREAS, the Borrowers and Lender are party to a certain Credit and Security Agreement dated as of April 11, 2012, as amended by First Amendment to Credit and Security Agreement dated as of December 20, 2012 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), pursuant to which Lender has made loans and other financial accommodations to the Borrowers; and

WHEREAS, the Borrowers and Lender have agreed to enter into this Second Amendment to modify and amend certain provisions of the Credit Agreement, but only as provided for, and subject to the terms and conditions, herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrowers agree as follows:

1.           Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.           Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)	Section 7.7(a)(i) of the Credit Agreement is hereby amended by adding the following provision at the end of such clause: “; provided that any Loan Party may satisfy a conversion or exchange obligation of Convertible Securities so long as the delivery of common stock of AMRI or cash, as applicable, is permitted by Section 7.9 hereof.”

(b)	Section 7.9 of the Credit Agreement is hereby amended by deleting the word “and” immediately preceding clause (e) thereof and adding the following new clauses (f) and (g) immediately following the end of clause (e) thereof:

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“(f) any Loan Party (i) may make required (A) interest payments under the Convertible Securities or (B) principal payments either (x) in connection with a put of Convertible Securities after the occurrence of a fundamental change (as defined or described in such Convertible Securities), or (y) at maturity of the Convertible Securities, (ii) may deliver common stock of AMRI in satisfaction of all or a portion of (x) the conversion or exchange obligation in respect of any Convertible Securities, and (y) the exercise obligations in respect of any Warrants, in each case, so long as no Change of Control would result therefrom, (iii) may pay cash in satisfaction of all or a portion of the conversion or exchange obligation in respect of such Convertible Securities so long as no Default or Event of Default has occurred or is continuing at the time of such payment, or would be caused by such payment; provided that if any payment described in clause (iii) hereof is paid in whole or in part with the proceeds of any Advances, the Administrative Borrower shall have provided Lender with at least two business days prior written notice thereof and either deposited at least $5,000,000 in a fully blocked and segregated deposit account of a Borrower subject to a Control Agreement, providing for sole and exclusive dominion by Lender until all Obligations (other than inchoate indemnification obligations for which no claim has been asserted) have been paid in full in cash and Lender’s obligations to provide additional credit hereunder shall have been terminated, which for the avoidance of doubt, shall be in addition to any Borrowing Base Eligible Cash, or, if such cash collateral is not provided, Lender shall have implemented the Availability Block prior to the Borrowers making such payment described in clause (iii), and (iv) may purchase AMRI’s common stock upon the exercise of the Call Options, so long as such purchase does not involve a payment of cash by such Loan Party; and

(g) the issuer of any Convertible Securities may make any cash payment to purchase Call Options out of, and substantially contemporaneously with the receipt of, the net proceeds of the sale of Convertible Securities.”

(c)	Section 7.12(a)(i) of the Credit Agreement is hereby amended by deleting the figure "$500,000" therefrom and substituting therefor the figure "$1,500,000"."

(d)	Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Limitation on Issuance of Stock. Except for the issuance or sale of common stock, Warrants, Convertible Securities or Permitted Preferred Stock by Borrowers or the other Loan Parties, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of their Stock."

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(e)	The table in Section 8(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maximum Capital Expenditures	Applicable Period
$6,250,000	For the 3 month period ending March 31 in any fiscal year”
$12,500,000	For the 6 month period ending June 30 in any fiscal year”
$18,750,000	For the 9 month period ending September 30 in any fiscal year”
$25,000,000	For the 12 month period ending December 31 in any fiscal year”

(f)	Section 8(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)         [Reserved].”

(g)	Section 8(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)         Cash on Hand at Foreign Subsidiaries. The Borrowers shall not permit their foreign Subsidiaries to hold Cash or Cash Equivalents in excess of an aggregate average monthly amount of $10,000,000 (calculated at current exchange rates and tested as of the close of business of the last Business Day of month).”

(h)	Section 9.7 of the Credit Agreement is hereby amended by inserting “or (c) a fundamental change (as defined or described in any Convertible Securities” after clause (b) therein.

(i)	Schedule 1.1 to the Credit Agreement is hereby amended as follows:

(i)	The definition of “Borrowing Base” is hereby amended and restated in its entirety as follows:

““Borrowing Base” means as of any date of determination, the result of:

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(a)         85% of the Eligible Royalties Receivable accrued on the Borrowers’ books and records in accordance with GAAP (less the amount, if any, of the Dilution Reserve, if applicable), plus

(b)         the M&E Sublimit, plus

(c)         the lesser of (i) $5,000,000 and (ii) the amount of Borrowing Base Eligible Cash, minus

(d)         the Availability Block, minus

(e)         the aggregate amount of Reserves, if any, established by Lender.”

(ii)	The definition of “EBITDA” is hereby amended by (A) adding “without duplication” prior to the colon in clause (b) thereof, (B) deleting the word “and” at the end of clause (b)(iii) thereof, and (C) adding the following new clause (b)(v) thereto: “and (v) the net cash proceeds of any Fundamental Change Put Financing”.

(iii)	The definition of “Eligible Royalties Receivable” is hereby amended and restated in its entirety as follows:

“Eligible Royalties Receivables” means the royalties receivables from the Sanofi-Aventis License Agreement or the Actavis Development and Supply Agreement that are not excluded as ineligible by one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion. Eligible Royalties Receivables shall not include the following:

(a)         royalty receivables from the Sanofi-Aventis License Agreement or the Actavis Development and Supply Agreement received by a Borrower more than 65 days after the end of each fiscal quarter;

(b)         at Lender’s option, all or any portion of the royalty receivables from either the Sanofi-Aventis License Agreement or the Actavis Development and Supply Agreement if 10% or more of the aggregate amount of royalty receivables payable under such agreement and due after the end of any fiscal quarter are deemed ineligible under clause (a) above;

(c) all of the royalty receivables from the Sanofi-Aventis License Agreement if Aventis Pharmaceuticals, Inc. (or its successors or assigns) is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Person; or all of the royalty receivables from the Actavis Development and Supply Agreement if Actavis, Inc. (or its successors or assigns) is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Person; or

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(d)         all of the royalty receivables from the Sanofi-Aventis License Agreement and/or the Actavis Development and Supply Agreement, the collection of either of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of either Aventis Pharmaceuticals, Inc.’s or Actavis Inc.’s (or its successors or assigns) financial condition.

Any royalty receivables from the Sanofi-Aventis License Agreement or the Actavis Development and Supply Agreement which are not Eligible Royalties Receivables shall nonetheless constitute Collateral.”

(iv)	The definition of “Hedge Agreement” is hereby amended and restated in its entirety as follows:

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code, other than any Call Options or Warrants.

(v)	The following sentence shall be added to the end of the definition of “Indebtedness”: “Notwithstanding the foregoing, and for the avoidance of doubt, any Warrants shall not constitute Indebtedness.”

(vi)	The following sentence shall be added to the end of the definition of “Investment”: “Notwithstanding the foregoing, and for the avoidance of doubt, any Call Options shall not constitute an Investment to the extent that such Call Options provide that no cash payments (other than the initial purchase thereof in accordance with Section 7.9(g) of this Agreement) shall be payable by any Loan Party in connection therewith.”

(vii)	The definition of “Permitted Indebtedness” is hereby amended by deleting the word “and” immediately preceding clause (h) thereof and adding the following new clauses (i) and (j) immediately following the end of clause (h) thereof:

“(i) Indebtedness consisting of Convertible Securities; and

(j) Indebtedness consisting Fundamental Change Put Financing.”

(viii)	The following new definitions are hereby added to Schedule 1.1 in the appropriate alphabetical order:

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““Availability Block” means either $0.00 or if the Borrowers have not provided the cash collateral described in Section 7.9(f)(iii), $5,000,000.”

““Actavis Development and Supply Agreement” means the Development and Supply Agreement by and between Organichem Corp (now AMRI) and Purepac Pharmaceutical Co. (now Actavis US) dated May 10, 2000, as amended prior to October 31, 2012.”

““Call Options” means, with respect to any Convertible Securities, any options to purchase common stock of AMRI (regardless of whether settled in cash or such common stock or any combination thereof) that are purchased by AMRI, or any other Borrower issuing such Convertible Securities, substantially contemporaneously with the sale of such Convertible Securities.”

““Convertible Securities” means any Indebtedness of AMRI or any other Borrower that is convertible, or exchangeable, at the option of the holders thereof into cash, shares of AMRI’s common stock or any combination thereof and any guarantee in respect thereof , so long as (a) the scheduled maturity thereof is on or after the date that is four years, ten months after the first date of original issuance thereof, (b) the aggregate principal amount of such Convertible Securities (including any issuance upon exercise of any underwriter’s or initial purchaser’s option) shall not exceed $150,000,000, (c) there is no sinking fund or any scheduled payment of principal prior to such date, and (d) the interest rate on such Indebtedness shall not exceed 5.0% per annum.”

““Fundamental Change Put Financing” means any Indebtedness of AMRI or any other Borrower, substantially all of the Net Cash Proceeds of which are used to satisfy AMRI’s obligations to purchase the Convertible Securities upon a fundamental change (as defined or described in such Convertible Securities).”

““Warrants” means, with respect to any Convertible Securities, any warrants to purchase common stock of AMRI that are issued by AMRI substantially contemporaneously with the sale of such Convertible Securities.”

3.             Ratification of Loan Documents. Except as specifically amended by this Second Amendment, all of the terms and conditions of the Credit Agreement and of each of the other Loan Documents shall remain in full force and effect. Each of the Loan Parties hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants contained in the Credit Agreement or any other Loan Document. The Loan Parties warrant and represent that no Event of Default exists before or after giving effect to this Second Amendment. Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against Lender with respect to the Obligations, or otherwise, and that if such Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against Lender, whether known or unknown, at law or in equity, all of them are hereby expressly waived and such Loan Party hereby releases Lender from any liability thereunder.

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4.             Waiver. Each Loan Party hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Second Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

5.             Conditions to Effectiveness. This Second Amendment shall become effective on the date hereof (“Second Amendment Effective Date”) only upon satisfaction of each of the following conditions to the satisfaction of Lender:

(a)	This Second Amendment shall have been duly executed and delivered by the respective parties hereto and shall be in form and substance satisfactory to Lender.

(b)	All corporate and shareholder action on the part of each Loan Party necessary for the valid execution, delivery and performance of this Second Amendment shall have been duly and effectively taken and evidence thereof satisfactory to Lender shall have been provided to Lender.

(c)	No Default or Event of Default shall have occurred and be continuing.

(d)	There shall be no material misstatements in the materials furnished by the Loan Parties to Lender prior to closing of this Second Amendment, or in representations or warranties of the Loan Parties made in the Credit Agreement. Lender shall be satisfied that any financial statements of the Loan Parties delivered to it by the Loan Parties fairly present in all material respects the financial condition of the Loan Parties and that there has been no material adverse change in the assets, business, financial condition or income of the Loan Parties since the date of the most recent financial statements of the Loan Parties delivered to Lender pursuant to Section 6.1 of the Credit Agreement.

(e)	The Loan Parties shall have paid to Lender all costs and expenses of Lender (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Second Amendment.

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(f)	The Loan Parties shall have paid to Lender a one-time amendment fee of $50,000 which shall be fully earned and payable upon the execution of this Second Amendment and shall not be subject to refund or rebate under any circumstances.

6.           Miscellaneous.

(a)	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart by facsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart hereof.

(b)	This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

(d)	The Loan Parties represent and warrant that they have consulted with independent or internal legal counsel of their selection in connection with this Second Amendment and are not relying on any representations or warranties of Lender or its counsel in entering into this Second Amendment.

(e)	THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS SECOND AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as a sealed instrument by their respective duly authorized officers.

BORROWERS:	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Michael M. Nolan
	Name:	Michael M. Nolan
	Title:	Vice President & CFO

AMRI RENSSELLAER, INC.

	By:	/s/ Michael M. Nolan
	Name:	Michael M. Nolan
	Title:	Treasurer

AMRI BURLINGTON, INC.

	By:	/s/ Michael M. Nolan
	Name:	Michael M. Nolan
	Title:	Vice President & CFO

AMRI BOTHELL RESEARCH, INC.

	By:	/s/ Michael M. Nolan
	Name:	Michael M. Nolan
	Title:	Vice President & CFO

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Patricia Farrell
	Name:	Patricia Farrell
	Title:	Vice President